Exhibit 5.3

April 7, 2010

Quality Distribution, LLC

QD Capital Corporation

Chemical Leaman Corporation

4041 Park Oaks Boulevard

Tampa, Florida 33610

RE:

Registration Statement on Form S-4 of Quality Distribution, LLC, QD Capital

Corporation and the Guarantors Named Therein, including Chemical Leaman

Corporation, Relating to New 10% Senior Notes due 2013 and New 11.75% Senior

Subordinated PIK Notes due 2013 (File no. 333-163868)

Ladies and Gentlemen:

We have acted as special counsel in the Commonwealth of Pennsylvania for Chemical Leaman Corporation, a Pennsylvania corporation (“Chemical Leaman”), in connection with the above-referenced Registration Statement (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offer by Quality Distribution, LLC, a Delaware limited liability company, and QD Capital Corporation, a Delaware corporation (together, the “Companies”), and the guarantors named therein (the “Guarantors”), including Chemical Leaman, (a) to exchange up to $134,499,000 principal amount of the Companies’ new 10% Senior Notes due 2013 (the “Exchange Senior Notes”) for an equal principal amount of the Companies’ outstanding 10% Senior Notes due 2013 and (b) to exchange up to $80,742,000 principal amount at issuance of the Companies’ new 11.75% Senior Subordinated PIK Notes due 2013 (the “Exchange Subordinated Notes”), for an equal principal amount of the Companies’ outstanding 11.75% Senior Subordinated PIK Notes due 2013. The Exchange Senior Notes will be guaranteed (the “Senior Note Guarantees”) by the Guarantors, including Chemical Leaman, and will be issued under an Indenture dated as of October 15, 2009 (the “Senior Note Indenture”) among the Companies, the Guarantors, including Chemical Leaman, and the Bank of New York Mellon Trust Company, N.A, as trustee. The Exchange Subordinated Notes will be guaranteed (the “Subordinated Note Guarantees”) by the Guarantors, including Chemical Leaman, and will be issued under an Indenture dated as of October 15, 2009 (the “Subordinated Note Indenture”) among the Companies, the Guarantors, including Chemical Leaman, and the Bank of New York Mellon Trust Company, N.A, as trustee.

In connection with this opinion letter, we have examined the Senior Note Indenture, the Subordinated Note Indenture, originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation and amendments thereto and By-Laws of Chemical Leaman and such other documents, records and other instruments as we have deemed

Quality Distribution, LLC

QD Capital Corporation

Chemical Leaman Corporation

April 7, 2010

appropriate for purposes of the opinion set forth herein. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that:

1.        Each of the Senior Note Indenture and the Subordinated Note Indenture has been duly authorized, executed and delivered by Chemical Leaman.

2.        The Senior Note Guarantee has been duly authorized by Chemical Leaman, and when the notations of guarantee (in the form attached as Exhibit D to the Senior Note Indenture) have been duly executed by Chemical Leaman and the Exchange Senior Notes on which the Senior Note Guarantees have been notated have been duly executed, authenticated and delivered on behalf of the Companies, the Senior Note Guarantee of Chemical Lehman will be duly executed and delivered.

3.        The Subordinated Note Guarantee has been duly authorized by Chemical Leaman, and when the notations of guarantee (in the form attached as Exhibit D to the Subordinated Note Indenture) have been duly executed by Chemical Leaman and the Exchange Subordinated Notes on which the Subordinated Note Guarantees have been notated have been duly executed, authenticated and delivered on behalf of the Companies, the Subordinated Note Guarantee of Chemical Lehman will be duly executed and delivered.

The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder. We express no opinion as to the adequacy or accuracy of any information contained in the Registration Statement or any other disclosure relating to the sale or exchange of the Exchange Notes.

This letter is effective only as of the date hereof. We do not assume responsibility for updating this letter as of any date subsequent to its date.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP